UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 17, 2022 (March 18, 2022)

Date of Report (date of earliest event reported)

Brookline Capital Acquisition Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-39488	85-1260244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 Park Avenue, Suite 43W

New York, New York 10017

(Address of principal executive offices)

(646) 603-6716

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	BCACU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	BCAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	BCACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2022, Brookline Capital Acquisition Corp., a Delaware corporation (“Brookline Capital”), announced that it executed a Business Combination Agreement (the “Business Combination Agreement”), dated as of March 17, 2022, with Project Barolo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Brookline Capital (“Merger Sub”), and Apexigen, Inc., a Delaware corporation (“Apexigen”) (the transactions contemplated by the Business Combination Agreement, the “Business Combination”). This Current Report on Form 8-K (this “Current Report”) provides a summary of the Business Combination Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Business Combination. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms thereof, as applicable, copies of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated by reference herein.

Business Combination Agreement

The below description of the Business Combination Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report as Exhibit 2.1, and the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Brookline Capital, Apexigen or Merger Sub. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about Brookline Capital, Merger Sub or Apexigen at the time they were made or otherwise and should only be read in conjunction with the other information that Brookline Capital makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

The Merger

Pursuant to the terms of the Business Combination Agreement, Brookline Capital will acquire Apexigen through the merger of Merger Sub with and into Apexigen, with Apexigen surviving the merger (the “Surviving Corporation”) as a wholly owned subsidiary of Brookline Capital (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of Apexigen capital stock, par value $0.001 per share (collectively, “Apexigen Capital Stock”), issued and outstanding immediately prior to the Effective Time (including shares of Apexigen Capital Stock issued upon the exercise or conversion of options, preferred stock, and warrants prior to the Effective Time, but excluding any shares for which appraisal rights have been exercised and perfected pursuant to Section 3.01(a) of the Business Combination Agreement) will be cancelled and converted into the right to receive shares of common stock, par value $0.0001 per share, of Brookline Capital (“Common Stock”) equal to the Exchange Ratio (the “Per Share Merger Consideration”). The “Exchange Ratio” means the quotient of (a) the Aggregate Closing Merger Consideration divided by (b) the Company Fully Diluted Capital Stock. The “Aggregate Closing Merger Consideration” means a number of shares of Common Stock equal to the quotient of (a) the Aggregate Closing Merger Consideration Value divided by (b) $10.00. The “Aggregate Closing Merger Consideration Value” means (a) $205,000,000, plus (b) the sum of the exercise prices of all Apexigen Options (as defined below) outstanding immediately prior to the Effective Time.

The Company Fully Diluted Capital Stock means, without duplication, the sum of (a) the aggregate number of shares of Apexigen Capital Stock that are issued and outstanding as of immediately prior to the Effective Time (including shares issued upon the exercise or conversion of Apexigen Options and warrants of Apexigen, in each case prior to the Effective Time, (b) the aggregate number of shares of Apexigen Common Stock (as defined below) issuable upon conversion of all issued and outstanding shares of preferred stock of Apexigen immediately prior to the Effective Time, (c) the aggregate number of shares of Apexigen Capital Stock issuable upon full exercise or conversion of all Apexigen Options and warrants to purchase Apexigen Capital Stock (“Apexigen Warrants”) outstanding as of immediately prior to the Effective Time, in each case, on a fully-diluted, as converted-to-Apexigen Common Stock basis.

In addition, at the Effective Time, each outstanding option to purchase shares of Apexigen common stock, par value $0.001 per share (“Apexigen Common Stock,” and each such option, a “Apexigen Option”), whether vested or unvested, will be assumed by Brookline Capital and converted into an option to purchase a number of shares of Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of

Apexigen Common Stock subject to such Apexigen Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Apexigen Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Except as specifically provided above or as agreed to in writing with any holder of an Apexigen Option, following the Effective Time, each Exchanged Option will continue to be governed by the same vesting and exercisability terms and otherwise substantially similar terms and conditions as were applicable to the corresponding former Apexigen Option immediately prior to the Effective Time.

The Closing

The closing of the Business Combination (the “Closing”) will occur as promptly as practicable, but in no event later than three Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Business Combination Agreement.

Stock Exchange Listing

Pursuant to the terms of the Business Combination Agreement, Brookline Capital is required to use its reasonable best efforts to cause the Common Stock to be issued in connection with the Business Combination to be approved for listing on the Nasdaq Stock Market LLC at the time of the Closing.

Name Change

Upon the Closing of the Business Combination, Brookline Capital will be renamed “Apexigen, Inc.” (the “Post-Combination Company”).

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, formation and authority, (b) capitalization, (c) authorization to enter into the Business Combination Agreement, (d) licenses and permits, (e) taxes, (f) financial statements, (g) real property, (h) material contracts, (i) title to assets, (j) absence of changes, (k) employee matters, (l) compliance with laws, (m) litigation, (n) transactions with affiliates and (o) regulatory matters.

Covenants

The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Business Combination and efforts to satisfy the conditions to consummation of the Business Combination. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for Brookline Capital and Apexigen to use their reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with Apexigen and its subsidiaries as set forth in the Business Combination Agreement necessary for the consummation of the Business Combination and to fulfill the conditions to the Merger, and for the preparation and filing of a registration statement on Form S-4 relating to the Merger and containing a proxy statement of Brookline Capital.

Incentive Plans

In connection with the Merger, in addition to the assumption of the 2010 Equity Stock Incentive Plan of Apexigen, the 2020 Equity Incentive Plan of Apexigen and the Exchanged Options as provided in the Business Combination Agreement, Brookline Capital will adopt, prior to the Closing and subject to the approval of the stockholders of Brookline Capital, an equity incentive award plan (the “Equity Plan”) for the Post-Combination Company with an award pool of Common Stock equal to (i) twelve percent (12%) of the number of shares of Common Stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share), plus (ii) the number of shares of Common Stock added pursuant to automatic annual increases to such share reserve, beginning with the 2023 fiscal year of the Post-Combination Company, with the number of shares added to the share reserve pursuant to each such annual increase equal to the lesser of (x) fifteen percent (15%) of the outstanding shares of the Post-Combination Company’s capital stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share), (y) five percent (5%) of the total number of shares of all classes of Common Stock outstanding on the last day of the immediately preceding fiscal year of the Post-Combination Company, and (z) a lesser number of shares of Common Stock determined by the administrator of the Equity Plan no later than the last day of the immediately preceding fiscal year of the Post-Combination Company.

In addition, Brookline Capital will adopt, prior to Closing and subject to the approval of the stockholders of Brookline Capital, an employee stock purchase plan for the Post-Combination Company with a number of shares of Common Stock reserved for issuance equal to (i) one and two-tenths percent (1.2%) of the fully diluted shares of Common Stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share), plus (ii) shares added pursuant to automatic annual increases to such share reserve, beginning with the 2023 fiscal year of the Post-Combination Company, with the number of shares added to the share reserve pursuant to each such annual increase equal to the lesser of (x) two and one-half percent (2.5%) of the outstanding shares of the Post-Combination Company’s capital stock outstanding as of immediately after the Effective Time (rounded up to the nearest whole share), (y) one percent (1%) of the total number of shares of all classes of Common Stock outstanding on the last day of the immediately preceding fiscal year of the Post-Combination Company, and (z) a lesser number of shares of Common Stock determined by the administrator of such plan no later than the last day of the immediately preceding fiscal year of the Post-Combination Company.

Apexigen Exclusivity Restrictions

Pursuant to the terms of the Business Combination Agreement, from the date of the Business Combination Agreement to the Closing or, if earlier, the termination of the Business Combination Agreement in accordance with its terms, Apexigen has agreed, among other things, not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity concerning the potential acquisition of all or substantially all of the equity interests or assets of the Company, whether by merger, sale of stock, sale of assets, business combination or otherwise (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction.

Brookline Capital Exclusivity Restrictions

Pursuant to the terms of the Business Combination Agreement, from the date of the Business Combination Agreement to the Effective Time or, if earlier, the termination of the Business Combination Agreement in accordance with its terms, Brookline Capital has agreed among other things, not to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any person (other than Apexigen, its stockholders and/or any of their affiliates or representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any business combination transaction other than with Apexigen, its stockholders and their respective affiliates and representatives.

Conditions to Closing

The consummation of the Business Combination is subject to the receipt of the requisite approval of the stockholders of each of Brookline Capital and Apexigen, and the fulfillment of certain other conditions, as described in greater detail below.

Mutual Conditions

Under the terms of the Business Combination Agreement, the obligations of Apexigen, Brookline Capital and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following conditions: (i) the Written Consent of the stockholders of Apexigen shall have been delivered to Brookline Capital; (ii) the Brookline Capital Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of Brookline Capital in accordance with the Proxy Statement, the DGCL, the Brookline Capital Organizational Documents and the rules and regulations of the Nasdaq Stock Market LLC; (iii) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1979, as amended (the “HSR Act”) shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained; (iv) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Business Combination illegal or otherwise prohibiting consummation of the Business Combination; (v) all consents, approvals and authorizations set forth in the Business Combination Agreement shall have been obtained from and made with all Governmental Authorities; (vi) the Registration Statement shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC; and (vii) upon the Closing, and after giving effect to the Redemption Rights, Brookline Capital shall have net tangible assets of at least $5,000,001 (excluding assets of Apexigen).

Brookline Capital Conditions to Closing

Additionally, under the terms of the Business Combination Agreement, the obligations of Brookline Capital and Merger Sub to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, the following conditions: (i) no Company Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Closing Date; (ii) the PIPE Subscription Agreements shall be in full force and effect and nothing shall exist that would impair the Private Placements occurring in connection with the Closing to the extent not yet having been consummated; and (iii) the Equity Purchase Agreement shall be in full force and effect and nothing shall exist that would materially impair the equity line of credit from being available to Brookline Capital in accordance with its terms following the Closing.

Apexigen Conditions to Closing

Additionally, under the terms of the Business Combination Agreement, the obligations of Apexigen to consummate the Business Combination, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, the following conditions: (i) no Brookline Capital Material Adverse Effect shall have occurred between the date of this Agreement and the Closing Date; (ii) a supplemental listing application shall have been filed with the Nasdaq Stock Market LLC, as of the Closing Date, to list the shares constituting the Aggregate Closing Merger Consideration; (iii) the Subscription Agreements shall be in full force and effect and nothing shall exist that would impair the Private Placements occurring in connection with the Closing to the extent not yet having been consummated; and (iv) the Equity Purchase Agreement shall be in full force and effect and nothing shall exist that would materially impair the equity line of credit from being available to the Surviving Corporation in accordance with its terms following the Closing.

Termination

The Business Combination Agreement allows the parties to terminate the agreement if certain conditions described in the Business Combination Agreement are satisfied, including if the Effective Time has not occurred by October 31, 2022 (the “Outside Date”). Additionally, under the Business Combination Agreement, Brookline Capital is allowed to terminate the Business Combination Agreement if Apexigen fails to deliver (a) the Stockholder Support Agreement (as defined below) signed by the holders of at least 50.1% of the Apexigen Capital Stock within 30 days of the date of the Business Combination Agreement or (b) the Written Consent of the stockholders of Apexigen at least ten (10) Business Days prior to the BCAC Stockholders’ Meeting.

Stockholder Support Agreement

Brookline Capital, Apexigen and the Key Company Stockholders, concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which such Key Company Stockholders have agreed, among other things, to vote all of their shares of Apexigen Capital Stock in favor of the Business Combination Agreement and the Business Combination, including the Merger. The foregoing description of the Stockholder Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Registration Rights and Lock-Up Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, Brookline Capital and certain stockholders of Apexigen (the “Holders”) have entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”). Pursuant to the terms of the Registration Rights and Lock-Up Agreement, Brookline Capital will be obligated to file a registration statement to register the resale of certain shares of Common Stock held by the Holders. In addition, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Post-Combination Company file a registration statement on Form S-1 or Form S-3 to register certain shares of Common Stock held by such Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

In addition, subject to certain exceptions, each of the Holders will not Transfer (as such term is defined in the Registration Rights and Lock-Up Agreement) (A) half of any shares of Brookline Capital Securities (as such term is defined in the Registration Rights and Lock-Up Agreement) beneficially owned or otherwise held by such Holder until the earlier of (i) six (6) months after the date of the Closing or (ii) the date on which, subsequent to the Business Combination, the reported closing price of one share of Common Stock quoted on Nasdaq, or the NYSE or NYSE American, as applicable, equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like occurring after the Closing) for any 20 trading days within any 30 trading day period commencing after the Closing, and (B) for the remaining half of any such shares of Brookline Capital Securities beneficially owned or otherwise held by such Holder until the date that is six (6) months after the date of the Closing; or, in either case, the date following the completion of the Business Combination on which the Post-Combination Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Post-Combination Company’s stockholders having the right to exchange their shares of Brookline Capital Securities for cash, securities or other property.

The foregoing description of the Registration Rights and Lock-Up Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual Registration Rights and Lock-Up Agreement, a copy of which is filed with this Current Report as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Sponsor Support Agreement

Brookline Capital and Brookline Capital Holdings, LLC, a Delaware limited liability company (the “Sponsor”), concurrently with the execution and delivery of the Business Combination Agreement, have entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed, among other things, (A) to vote (or execute and return an action by written consent), or cause to be voted at the BCAC Stockholders’ Meeting (or validly execute and return and cause such consent to be granted with respect to), all of its shares of Common Stock in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger, (B) to comply with the lock-up provisions provided for in the Letter Agreement previously entered into between Brookline Capital and the Sponsor, and (C) to forfeit certain shares of Common Stock held by the Sponsor in the event the BCAC Related Funds Amount at Closing is less than twenty million dollars ($20,000,000). The foregoing description of the Sponsor Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report as Exhibit 10.3, and the terms of which are incorporated herein by reference.

PIPE Subscription Agreement

In connection with the execution of the Business Combination Agreement, Brookline Capital entered into subscription agreements (the “PIPE Subscription Agreements”), dated as of March 17, 2022, with certain investors (the “PIPE Investors”), pursuant to which, among other things, Brookline Capital agreed to issue and sell, in a private placement to close immediately prior to or concurrently with, and contingent upon, the Closing, units consisting of shares of Common Stock, together with a warrant to purchase shares of Common Stock for a half share of Common Stock per unit, at a purchase price of at least fifteen million dollars ($15,000,000) (and at a $10.00 per unit price) to the PIPE Investors. The obligations to consummate the subscription are conditioned upon, among other things, all conditions precedent to the closing of the transactions contemplated by the Business Combination Agreement having been satisfied or waived, and the closing of the transaction contemplated by the PIPE Subscription Agreement occurring concurrently with the closing of the transactions contemplated by the Business Combination Agreement. The foregoing description of the PIPE Subscription Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of PIPE Subscription Agreement, a copy of which is filed with this Current Report as Exhibit 10.4, and the terms of which are incorporated herein by reference.

Equity Line of Credit Purchase Agreement and Registration Rights Agreement

In connection with the execution of the Business Combination Agreement, Brookline Capital, Apexigen and Lincoln Park Capital Fund, LLC (“Lincoln Park”) have concurrently entered into a Purchase Agreement dated March 17, 2022 (the “Purchase Agreement”) to establish an equity line of credit. In conjunction with the entry into the Purchase Agreement, Brookline Capital, Apexigen and Lincoln Park have also entered into a Registration Rights Agreement dated March 17, 2022 (the “Registration Rights Agreement”).

Pursuant to the terms of the Purchase Agreement, following consummation of the Merger and upon satisfaction of the conditions set forth in the Purchase Agreement, the Post-Combination Company has the right, but not the obligation, to direct Lincoln Park by delivering a notice (the “Regular Purchase Notice”) to purchase up to five hundred thousand dollars ($500,000) of Common Stock (the “Regular Purchase Share Limit”), at the lower of (a) the lowest trading price of the Common Stock on Nasdaq on the date of purchase and (b) the arithmetic average of the three (3) lowest closing sales prices of the Common Stock on the Nasdaq during the ten (10) business days ending on the business day immediately preceding the date of purchase; provided, however, that (i) the Regular Purchase Share Limit shall be increased to up to seven hundred fifty thousand dollars ($750,000) of Common Stock if the closing price of the Common Stock on Nasdaq is not below $10.00 on the date of purchase (as appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), and (ii) the Regular Purchase Share Limit shall be increased to up to one million dollars ($1,000,000) of Common Stock if the closing price of the Common Stock on Nasdaq is not below $12.50 on the date of purchase. The Post-Combination Company may direct Lincoln Park to make such purchases as often as every business day so long as (x) the closing price of the Common Stock is not less than $3.00 (as adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction, in which case the price shall mean the lower of such price and $3.00), and (y) the Post-Combination Company has not failed to deliver freely tradeable shares of Common Stock for all other purchases under the Purchase Agreement. Any such purchase made as described in this paragraph shall be referred to as a “Regular Purchase.”

In addition to Regular Purchases, following consummation of the Merger and upon satisfaction of the conditions set forth in the Purchase Agreement, on the same business day as a Regular Purchase Notice is delivered to Lincoln Park, the Post-Combination Company has the right, but not the obligation, to direct Lincoln Park to purchase additional shares of Common Stock (an “Accelerated Purchase”) in an amount equal to the Accelerated Purchase Share Amount (as hereinafter defined) at a price equal to ninety-five percent (95%) of the lower of (i) the volume weighted-average price (“VWAP”) for the period beginning at 9:30:01 a.m., Eastern time, on the applicable date of purchase, or such other time publicly announced by Nasdaq as the official open of trading on such market on such date, and ending at the earlier of (A) 4:00 p.m., Eastern time, on such date, (B) such time, from and after the time requested for such purchase, that the total number (or volume) of shares of Common Stock traded on Nasdaq has exceeded that number of shares of Common Stock equal to (i) the applicable Accelerated Purchase Share Amount (as hereinafter defined), divided by 30%, and (C) such time that the sale price on Nasdaq on such date has fallen below any minimum per share price threshold set forth in the applicable notice from the Post-Combination Company, and (ii) the closing sale price of the Common Stock on such date of purchase. The “Accelerated Purchase Share Amount” means the number of shares of Common Stock not exceeding the lesser of (a) 300% of the number of shares of Common Stock directed by the Post-Combination Company to be purchased by Lincoln Park pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase, and (b) an amount equal to (x) 30% multiplied by (y) the total number of shares of Common Stock traded on Nasdaq during the period on the applicable purchase date beginning at the time on the date of such purchase that trading of such shares commences and ending at the time at which the sale price for such shares of Common Stock has fallen below any minimum share price threshold set forth in the purchase notice provided by the Post-Combination Company.

Beginning one business day after consummation of the Merger, in addition to Regular Purchases and Accelerated Purchases, Brookline Capital shall also have the right, but not the obligation, to direct Lincoln Park to purchase additional shares of Common Stock (an “Additional Accelerated Purchase”) in an amount equal to the Additional Accelerated Purchase Share Amount (as hereinafter defined) at a price equal to ninety-five percent (95%) of the lower of (i) the VWAP for the period on the applicable date of purchase beginning (the “Additional Accelerated Purchase Commencement Time”) at the latest of (A) the time at which the sale price for any corresponding Accelerated Purchase has fallen below any minimum share price threshold set forth in the purchase notice provided by the Post-Combination Company for such Acceleration Purchase, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such date, as applicable, and (C) the time at which all shares of Common Stock subject to any prior Accelerated Purchases and Additional Accelerated Purchases (including those effected on the same business day) have been received by Lincoln Park and are freely tradeable, and ending (the “Additional Accelerated Purchase Termination Time”) on the earliest of (X) 4:00 p.m. Eastern time on such date or such other time publicly announced by Nasdaq as the official close of trading on such date, (Y) such time that the total number (or volume) of shares of Common Stock traded on Nasdaq has exceeded the number of shares of Common Stock equal to the amount of shares to be purchased pursuant to the applicable request by the Post-Combination Company hereunder divided by 30%, and (Z) such time that the sale price for the Common Stock on Nasdaq has fallen below any minimum share price threshold set forth in the applicable purchase notice provided by Brookline Capital. The “Additional Accelerated Purchase Share Amount” means the number of shares of Common Stock directed by the Company to be purchased by Lincoln Park under this paragraph which shall not exceed the lesser of (1) 300% of the number of shares of Common Stock directed by the Post-Combination Company to be purchased by Lincoln Park as a Regular Purchase on such date, and (2) an amount equal to 30% multiplied by the total number of shares of

Common Stock traded on Nasdaq during the period on such date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.

Notwithstanding anything to the contrary in the Purchase Agreement, Lincoln Park shall not be required to purchase or acquire any shares of Common Stock under the Purchase Agreement which would, when aggregated with all other shares of Common Stock beneficially owned by Lincoln Park and its affiliates, result in the beneficial ownership by Lincoln Park and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock.

In consideration for entering into the Purchase Agreement, the Post-Combination Company is required to issue to Lincoln Park, on the date of the Closing, 150,000 shares of Common Stock, and on the date that is ninety (90) days after the Closing, $1,500,000 of shares of Common Stock at a price equal to the arithmetic average of the closing sale price for the Common Stock on Nasdaq during the ten (10) consecutive business days immediately preceding the issuance of such shares; provided, that in no event shall the amount of such shares exceed 500,000. Pursuant to the terms of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.6, within thirty (30) days of the Closing, the Post-Combination Company shall file with the SEC a new registration statement covering the resale of any shares of Common Stock purchased or otherwise acquired by Lincoln Park under the terms of the Purchase Agreement.

The proceeds received by the Post-Combination Company from Lincoln Park under the Purchase Agreement may be used for any corporate purpose at the sole discretion of the Post-Combination Company. The Post-Combination Company is further prohibited from effecting or entering into an agreement to effect any issuance by the Post-Combination Company or any of its subsidiaries of Common Stock involving an equity line of credit or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Post-Combination Company at a price based on the market price of the Common Stock at the time of purchase. The Purchase Agreement shall automatically terminate on the date that the Post-Combination Company sells shares of Common Stock to Lincoln Park in an aggregate amount of $50,000,000, or if the Business Combination Agreement is terminated or the Merger is not consummated by the Outside Date. The Purchase Agreement may also be terminated in certain circumstances, including in connection with a bankruptcy filing by the Post-Combination Company or at any time after the Closing by the Post-Combination Company.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated in each thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual Purchase Agreement and Registration Rights Agreement, copies of which are filed with this Current Report as Exhibits 10.5 and 10.6 hereto, respectively, and the terms of each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein. The shares of common stock and the warrants to be issued in connection with the PIPE Subscription Agreement and the Commitment Shares and Purchase Shares to be issued pursuant to the terms of the Purchase Agreement, and the transactions contemplated thereby, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On March 18, 2022, Brookline Capital and Apexigen issued a joint press release announcing the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Brookline Capital and Apexigen have prepared for use in connection with the announcement of the Business Combination Agreement.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of Brookline Capital under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Additional Information and Where to Find It

In connection with the proposed business combinations, Brookline Capital intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement and a preliminary prospectus of Brookline Capital, and after the registration statement is declared effective, Brookline Capital will mail a definitive proxy statement/prospectus relating to the proposed business combinations to its stockholders. This Current Report does not contain all the information that should be considered concerning the proposed business combinations and is not intended to form the basis of any investment decision or any other decision in respect of the business combinations. Additional information about the proposed business combinations and related transactions will be described in Brookline Capital’s combined proxy statement/prospectus relating to the proposed business combinations and the respective businesses of Brookline Capital and Apexigen, which Brookline Capital will file with the SEC. The proposed business combination and related transactions will be submitted to stockholders of Brookline Capital for their consideration. Brookline Capital’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with Brookline Capital’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination and related transactions, because these materials will contain important information about Apexigen, Brookline Capital and the proposed business combination and related transactions. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combination will be mailed to stockholders of Brookline Capital as of a record date to be established for voting on the proposed business combinations and related transactions.

Stockholders may also obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC by Brookline Capital, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Patrick Sturgeon, Chief Financial Officer, Brookline Capital Acquisition Corp., 280 Park Avenue, Suite 43W, New York, New York 10017, or by telephone at (646) 603-6716.

Participants in the Solicitation

Apexigen and Brookline Capital and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Brookline Capital’s stockholders in respect of the proposed business combinations and related transactions. Information regarding Brookline Capital’s directors and executive officers is available in its final prospectus filed with the SEC under Rule 424(b)(4) on January 29, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the preliminary and definitive proxy statements/prospectus related to the proposed business combinations and related transactions when it becomes available, and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements:

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed business combination and other transactions described herein, Brookline Capital, and Brookline Capital’s management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies thereto and the future business plans of Apexigen and Brookline Capital. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report are based on Brookline Capital’s current expectations and beliefs of the management of Brookline Capital and/or Apexigen in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on Apexigen and Brookline Capital as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Apexigen or Brookline Capital will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including that the Brookline Capital stockholders will approve the transaction, the ability of the post-combination company to meet Nasdaq listing standards, successful clinical results, commercial adoption of approved antibody candidates and that Brookline Capital and Apexigen will have sufficient capital upon the approval of the transactions to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of Brookline Capital’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of Brookline Capital’s filings with the SEC, and in Brookline Capital’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this Current Report are made as of the date hereof, based on information available to Brookline Capital and/or Apexigen as of the date hereof, and Brookline Capital and/or Apexigen assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1†	Business Combination Agreement, dated as of March 17, 2022, by and among Brookline Capital Acquisition Corp., Project Barolo Merger Sub, Inc. and Apexigen, Inc.

10.1†	Stockholder Support Agreement, dated as of March 17, 2022, by and among Brookline Capital Acquisition Corp., Apexigen, Inc. and the other parties thereto

10.2†	Registration Rights and Lock-Up Agreement, dated as of March 17, 2022, by and among Brookline Capital Acquisition Corp. and certain stockholders of Apexigen, Inc. named therein

10.3	Sponsor Support Agreement, dated as of March 17, 2022, by and among Brookline Capital Acquisition Corp., Apexigen, Inc. and Brookline Capital Holdings, LLC

10.4	Form of PIPE Subscription Agreement

10.5	Purchase Agreement, dated as of March 17, 2022, by and among Brookline Capital Acquisition Corp., Apexigen, Inc. and Lincoln Park Capital Fund, LLC

10.6	Registration Rights Agreement, dated as of March 17, 2022, by and among Brookline Capital Acquisition Corp., Apexigen, Inc. and Lincoln Park Capital Fund, LLC

99.1	Press Release, dated March 18, 2022

99.2	Investor Presentation, dated March 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2022

By:	/s/ Dr. Samuel P. Wertheimer
Name:	Dr. Samuel P. Wertheimer
Title:	Chief Executive Officer and Chairman